Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the 2006 Stock Incentive Plan of Jinpan International Limited, of our report dated June 30, 2005, with respect to the consolidated financial statements of Jinpan International Limited included in its Annual Report (Form 20-F/A No. 2) for the year ended December 31, 2005.

Ernst & Young

Ernst & Young

Hong Kong
January 19, 2007